Exhibit 99.1

William C. Whitehead 609 Portland Drive Downingtown, PA 19335 April 3, 2012

Mr. Andy Hidalgo
Chairman & CEO
WPCS International Incorporated
One East Uwchlan Avenue
Exton, Pennsylvania USA 19341

RE: Letter of Resignation

Dear Andy,

I am resigning from the Board of Directors of WPCS effective April 3, 2012 because of the dramatic increase in business occurring at my company and the resulting additional time requirements.

Best wishes,

/s/ WILLIAM C. WHITEHEAD
William C. Whitehead